UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2024

HUMBL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31267	27-1296318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 W. Broadway
Suite 1450
San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 738-9012

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HMBL	OTC Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 17, 2024, HUMBL, Inc. (“HUMBL”) filed a Certificate of Designation with the Delaware Secretary of State to designate a new Series D preferred stock under the authority of its Board of Directors to designate from its authorized “blank check” preferred stock the to fix the number of a new series of preferred stock and its voting rights, preferences, qualifications and limitations. The Board of Directors authorized 250,000 shares of the Series D preferred stock that have 500,000 votes of HUMBL’s common stock per share. The Series D preferred do not have any liquidation preference, rights to dividends or conversion and are not subject to redemption. The Board of Directors authorized the issuance of 100,000 shares of Series D preferred stock to Brian Foote as compensation for services rendered. The forgoing is a summary of the terms of the Series D preferred and is qualified in its entirety by reference to the Certificate of Designation of the Series D preferred which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

3.1	Certificate of Designation of the Series D Preferred Stock of HUMBL, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HUMBL has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 12, 2024	HUMBL, Inc.

	By:	/s/ Brian Foote
Brian Foote
President and CEO